Exhibit 99.7

STATE BANK FINANCIAL CORPORATION

3399 Peachtree Road NE, Suite 1900

Atlanta, Georgia 30326

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 18, 2018

The shareholder(s) who sign this proxy card on the reverse side appoint Joseph W. Evans and J. Thomas Wiley, Jr., and each of them proxies, with full power of substitution for and in their name(s) to vote all shares of common stock of State Bank Financial Corporation that such person(s) hold of record at the Special Meeting of Shareholders to be held on Tuesday, September 18, 2018 at 1:00 p.m. E.T. at our headquarters located at 3399 Peachtree Road NE, Suite 1900, Atlanta, Georgia 30326 and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Special Meeting of Shareholders and Joint Information Statement/Proxy Statement and Prospectus and direct the proxies to vote as follows on the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Information Statement/Proxy Statement and Prospectus and otherwise in their discretion on any other business that may properly come before and matters incident to the conduct of the meeting or any adjournment of it, as provided in the Joint Information Statement/Proxy Statement and Prospectus.

1.1	(Continued and to be signed on the reverse side)	14475

SPECIAL MEETING OF SHAREHOLDERS OF

STATE BANK FINANCIAL CORPORATION

September 18, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030303000000001000 1	091818

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
This Proxy will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting of Shareholders.		1.

Proposal to approve the Agreement and Plan of Merger, dated as of May 11, 2018, as it may be amended from time to time, by and between State Bank Financial Corporation (“State Bank”) and Cadence Bancorporation (“Cadence”), pursuant to which State Bank will merge with and into Cadence (the “merger proposal”).

				☐	☐	☐

2.

Proposal to approve on a non-binding, advisory basis the compensation that may be paid or become payable to the named executive officers of State Bank that is based on or otherwise relates to the merger.

				☐	☐	☐

3.

Proposal to approve one or more adjournments of the State Bank special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.

				☐	☐	☐

			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.